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                                                                    Exhibit 10.4

                                PROMISSORY NOTE

$1,740,000                                                           May 7, 2002
                                                       San Francisco, California

FOR VALUE RECEIVED, the undersigned Borrower promises to pay to Critical Path, Inc. (the "Company"), at its principal offices at 350 The Embarcadero, San Francisco, CA 94105-1204, the principal sum of One Million Seven Hundred Forty Thousand Dollars ($1,740,000), together with interest from the date of this Note on the unpaid principal balance upon the terms and conditions specified below. Borrower is using this sum of money to exercise an option granted on May 8, 2002 to purchase 1,000,000 shares of Company common stock (the "Shares") and is simultaneously pledging the Shares as collateral.

            1. Principal and Interest. The principal balance of this Note together with interest accrued and unpaid to date shall be due and payable five (5) years from the date of this Note.

            2. Rate of Interest. No interest shall accrue under the Note until Borrower has vested in one or more of the Shares. On the first date that any of the Shares vest, Interest shall begin to accrue under the Note on the applicable portion of the unpaid principal balance at a rate equal to the rate of interest that would be charged Borrower by XYZ Bank if Borrower were to borrow on margin on the terms available through his account with XYZ Bank (the "Reference Rate"). The interest rate will thereafter adjust to the Reference Rate then in effect on the first day of each calendar quarter beginning at least 90 days from the first vesting date applicable to the Shares and monthly thereafter until the Note has been paid in full. The applicable portion of the principal that shall bear interest shall equal the portion of the principal that represents the purchase price, calculated at $1.74 per share, for the number of Shares that are vested as of the monthly interest adjustment date. As vested Shares are released from collateral, they shall reduce the number of Shares treated as vested for purposes of the foregoing sentence.

            3. Prepayment. Prepayment of principal and interest may be made at any time without penalty.

            4. Events of Acceleration. The entire unpaid principal sum and unpaid interest of this Note shall become immediately due and payable upon one or more of the following events:

                  A. the date that Borrower shall cease to be employed by Critical Path, Inc.;

                  B. the failure of the Borrower to pay when due the principal balance and accrued interest on this Note and the continuation of such default for more than thirty (30) days; or

                  C. the insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, the filing by or against the Borrower of a petition in bankruptcy or a petition


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for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of ninety (90) days or more; or

                  D. the occurrence of a material event of default under the Stock Pledge Agreement securing this Note or any obligation secured thereby.

            5. Security. Payment of this Note shall be secured by a Stock Pledge Agreement to be executed by Borrower and covering the Shares. Borrower, however, shall remain personally liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Stock Pledge Agreement, may be applied to the satisfaction of the Borrower's obligations hereunder.

            6. Collection. If action is instituted to collect this Note, the Borrower promises to pay all reasonable costs and expenses (including reasonable attorney fees) incurred in connection with such action.

            7. Waiver. No previous waiver and no failure or delay by the Company or Borrower in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default, or failure of condition under this Note, the Stock Pledge Agreement, or the obligations secured thereby. A waiver of any term of this Note, the Stock Pledge Agreement, or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver.

      Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

            8. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

            9. Governing Law. This Note shall be construed in accordance with the laws of the State of California.


                                                  /s/ William McGlashan
                                        ----------------------------------------
                                        Signature of Borrower: William McGlashan
                                        Address:    350 The Embarcadero
                                                    San Francisco, CA 94105-1204



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